CHARTERED ACCOUNTANTS & BUSINESS ADVISORS A MEMBER OF MOORES ROWLAND INTERNATIONAL
Brisbane
Our Ref:	SJH1/438398_.DOC	Bentleys MRI
ABN 36 892 525 331
Contact Person:	Robert Forbes
Level 25 AMP Place
Contact Details:	3222 9708	10 Eagle Street Brisbane 4000

GPO Box 740
Brisbane Qld 4001

T +61 7 3222 9777
20 December 2007		F +61 7 3221 9250

admin@bris.bentleys.com.au
www.bentleys.com.au
Securities and Exchange Commission
100 F Street, N.E.
Washington DC 20549
UNITED STATES OF AMERICA

Dear Sirs

RE: ALLOY STEEL INTERNATIONAL, INC.
(Commission File No. 000-32875)

We have read the statements that we understand Alloy Steel International, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Very truly yours

/s/ Bentleys MRI

Bentleys MRI
Brisbane Partnership
Chartered Accountants

Chartered Accountants
A member of Bentleys MR!, an association of independent accounting firms throughout Australia, and a member of Moores Rowland International, an association of independent accounting firms throughout the world. The firms practising as Bentleys MRI and Moores Rowland are independent. The member firms of these associations are affiliated only and not in partnership.